UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2019

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California St.

Suite 4925

San Francisco, CA 94194

Phone: (415) 659-1564

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2019, APPlife Digital Solutions, Inc. (the “Company”) issued a Convertible Promissory Note in the face amount of $170,000.00 (the “Note”) with a lender (the “Lender”). The Note shall bear interest at the rate of twelve percent (12%) per annum and shall automatically be convertible into shares of the Company’s common stock if a Qualified Financing of at least $2,000,000 occurs prior to the maturity date of the Note at the Qualified Financing Conversion Price (as defined in the Note).  If the Company does not consummate a Qualified Financing of at least $2,000,000 prior to the maturity of the Note, the Note may, at the option of the holder, be converted into shares of the Company’s common stock at a conversion price equal to $50,000,000 divided by the number of fully diluted shares outstanding as of the end of the day immediately prior to the date of conversion.

The foregoing information is a summary of the Note described above, is not complete, and is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K Readers should review the SPA and Note for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit NumberDescription___________________________________

10.1Convertible Promissory Note dated November 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2019

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer